                                                                  September 2011
                                                         Free Writing Prospectus
                                                      Filed Pursuant to Rule 433
                                           Registration Statement No. 333-162195
                                                         Dated September 8, 2011

DEUTSCHE BANK COMMODITY INDICES

September 2011

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CONTENTS

SECTION

1.   Optimum Yield Indices

     *    DB Commodity Booster - DJUBS ERAC Index

     *    DB Commodity Booster DJUBS - TV14 ERAC Index

     *    DB Commodity Booster - Benchmark Index

2.   Mean Reversion Indices

     *    DBLCI - MR Index

     *    DBLCI - Mean Reversion Enhanced ERAC Index

     *    DB MR Enhanced 15 Index

     *    DBLCI - MR+ Index

3.   Market Neutral Indices

     *    DB Commodity Harvest ERAC Index

     *    DB Commodity Harvest -- 10 ERAC Index

4.   Long-Short Indices

     *    DBLCI Commodity Momentum Index

5.   DB Commodity Allocator Index

6.   DB Commodity Risk Parity 18 Index

7.   DB Commodity Apex 14 ERAC Index

Appendix

1    Appendix

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EXECUTIVE SUMMARY

The Evolution of Commodity Markets

[]   Commodities are an asset class in their own right and exhibit unique characteristics such as historically low correlation with traditional asset classes and a positive correlation with inflation

[]   An investment in a commodity index is a simple way for investors to gain exposure to the asset class while insulating them from the mechanics of rolling futures and posting collateral. This transparent, rule-based roll mechanism eliminates human intervention

[]   Deutsche Bank is one of the largest providers of non-benchmark commodity indices with a comprehensive suite of commodity index products aimed at enhancing beta returns and extracting market neutral alpha returns in the commodity space

[]   As the commodity market has evolved, Deutsche Bank has created new indices that may benefit from the special features of the asset class

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DB COMMODITY -- FAMILY OF INDICES

INTRODUCTION

[]   The Deutsche Bank suite of Commodity indices seeks to enhance returns by altering traditional commodity index construction rules related to:
     Relative value asset allocation (Mean Reversion); Market momentum filter
     (Momentum); Futures Rolling Methodology (Optimized Yield); Controlled Risk
     (Target Volatility) and Risk Parity

DB Commodity Indices              Mean Reversion Momentum Optimized Yield Risk Parity Target Volatility
DB Commodity Booster -- DJUBS                                     []
ERAC
--------------------------------- -------------- -------- --------------- ----------- -----------------
DB Commodity Booster DJUBS --                                     []                          []
TV14 ERAC
--------------------------------- -------------- -------- --------------- ----------- -----------------
DB Commodity Booster -- Benchmark                                 []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DBLCI-MR                                  []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DBLCI-MR+                                 []          []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DBLCI -- Mean Reversion Enhanced          []                      []
ERAC
--------------------------------- -------------- -------- --------------- ----------- -----------------
DB MR Enhanced 15                         []                      []                          []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DB Commodity Harvest ERAC                                         []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DB Commodity Harvest -- 10 ERAC                                   []                          []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DBLCI Commodity Momentum Index                        []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DB Commodity Allocator                    []          []          []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DB Commodity Risk Parity 18 Index         []          []          []           []             []
--------------------------------- -------------- -------- --------------- ----------- -----------------
DB Commodity Apex 14 ERAC Index           []          []          []           []             []
                                  -------------- -------- --------------- ----------- -----------------

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OPTIMUM YIELD INDICES

SECTION 1

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DB COMMODITY BOOSTER -- DJUBS ERAC

INDEX SUMMARY

[]   Composition of DB Commodity Booster DJUBS ERAC Index: The DB Commodity
     Booster -- DJUBS ERAC Index has the same base weights as the DJUBS Index.
     Weights are rebalanced annually.

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ([]OY[]) technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Embedded Cost: 0.70% per annum

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBDEN)

Note:

1 ERAC: Excess Return After Cost

DB COMMODITY BOOSTER -- DJUBS ERAC

INDEX CONSTRUCTION

Replicates the
DJUBS Index by Agriculture Industrial Metals Precious Metals Energy
using OY indices 36.35%  (35.44%  (1)) 16.16%  (17.84%  (1)) 17.85%  (13.74%
(1)) 29.63%  (33.01%  (1))
 thereby providing similar commodity exposure while seeking to manage returns
DJUBS more effectively

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

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DB Commodity Booster -- DJUBS

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[]   Subtract 0.70% fees per annum

DB Commodity Booster -- DJUBS ERAC

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Note:

1    Weights shown are: Current Weight (Base Weight). Current weights are as of
     31 August 2011

2    ERAC: Excess Return After Cost

DB Commodity Booster – DJUBS ERAC

Performance Analysis

Index Returns [1]



400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Booster - DJUBS ERAC
DJUBS
S&P-GSCI

Index Sector Exposure [1]

Sector	Current Weight (%)
Energy	29.63
Precious Metal	17.85
Industrial Metal	16.16
Agriculture	36.35

Performance Analysis [1]

January 2001 – August 2011	DB Commodity Booster — DJUBS ERAC	DJUBS	S&P-GSCI
Annualized Returns	9.5%	3.4%	-0.1%
Volatility	16.7%	18.3%	25.9%
Sharpe Ratio[2]	0.57	0.19	0.00
Maximum Drawdown	-54.3%	-57.1%	-71.6%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Mar-09	Mar-09	Feb-09
Max Monthly Consecutive Loss	-51.7%	-54.5%	-67.8%
Start Date	Jul-08	Jul-08	Jul-08
End Date	Feb-09	Feb-09	Feb-09
Max/Min Returns			
Rolling 12 Months	46% / -48.8%	39.9% / -52.7%	74.8% / -64.8%
Rolling 3 Months	24.2% / -38.5%	24.7% / -39.7%	34.4% / -53.4%
Average Monthly Returns	0.9%	0.4%	0.2%
% Months with Gains	63.3%	56.3%	57.0%
Correlation			
DJUBS	0.97	1.00	0.91
S&P-GSCI	0.88	0.91	1.00

Year on Year Performance Comparison [1]

Calendar Year	Annual Returns for Excess Return / ERAC Indices: DB Commodity Booster – DJUBS ERAC	DJUBS	S&P-GSCI
2001	-17.64%	-22.32%	-34.31%
2002	22.35%	23.86%	29.92%
2003	26.88%	22.66%	19.48%
2004	22.26%	7.64%	15.65%
2005	29.73%	17.54%	21.61%
2006	11.79%	-2.71%	-19.07%
2007	15.87%	11.08%	26.81%
2008	-30.94%	-36.61%	-47.29%
2009	18.97%	18.72%	13.30%
2010	16.13%	16.67%	8.88%
2011 YTD	4.79%	1.26%	3.21%
Annualized Return	**9.46%**	**3.44%**	**-0.12%**

Notes:

1 Source: Bloomberg. DB Commodity Booster – DJUBS ERAC has been retrospectively calculated and did not exist prior to 12 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Booster – DJUBS ERAC index would have been lower than the index as a result of fees and / or costs

2 Sharpe Ratio = annualized return / volatility. ERAC = Excess Return After Cost

3 Data is as of 31 August 2011. Statistics shown are either for excess return indices or ERAC indices.

Deutsche Bank

8

DB Commodity Booster DJUBS -- TV14 ERAC

Index Summary

[]   Composition: Same base weights as the DJUBS Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ([]OY[]) technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies its exposure to the DB Commodity Booster -- DJUBS
     ERAC Index with a view to target a volatility of 14%. Exposure is capped at
     500%.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBTVN)

Note:

1    ERAC: Excess Return After Cost

Index replicates the DJUBS Index by using the corresponding OY indices, thereby providing similar commodity exposure while seeking to manage roll returns more effectively Applies Target Volatility technology with the aim of achieving a

     smoother  return  profile,  as well as to  benefit  from  the  historically negative correlation between index returns and realized volatility

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DB Commodity Booster DJUBS -- TV14 ERAC

Index Construction

   Agriculture      Industrial Metals   Precious Metals          Energy
36.35% (35.44% (1)) 16.16% (17.84% (1)) 17.85% (13.74% (1)) 29.63% (33.01% (1))

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Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

DB Commodity Booster -- DJUBS

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[]   Subtract 0.70% fees per annum

DB Commodity Booster -- DJUBS ERAC

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Apply Target Volatility Technology
[] Volatility is targeted at 14% by varying exposure to the DB Commodity Booster
-- DJUBS ERAC Index

DB Commodity Booster DJUBS -- TV14 ERAC

Note:

1    Weights shown are: Current Weight (Base Weight). Current weights are as of
     31 August 2011

2    ERAC: Excess Return After Cost

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DB Commodity Booster DJUBS -- TV14 ERAC
Performance Analysis 0

Index Returns (1)                        Jan-01 (Index)Exposure (1)                                          Jan-03
                                                                                   Current Exposure to DB Commodity
                                                                                   Booster -- DJUBS ERAC
                     95.89%
                                                                                   Underlying Sector
       Current Weight (%)
                                                                                   Energy
                        29.63

                                                                                   Precious Metal
                        17.85
                                                                                   Industrial Metal
                        16.16
                                                                                   Agriculture
                        36.35
Performance Analysis (1)                                                           Year on Year Performance Comparison (1)

                             DB Commodity          DB Commodity                                          Annual Returns for Excess
 Return / ERAC Indices
January 2001 -- August 2011  Booster DJUBS - TV 14 Booster -- DJUBS DJUBS                            DB Commodity Booster DB
 Commodity Booster
                             ERAC                  ERAC                            Calendar Year       DJUBS - TV 14 ERAC       --
 DJUBS ERAC               DJUBS
Annualized Returns           12.4%                 9.5%             3.4%           2001                    -21.99%
  -17.64%              -22.32%
Volatility                   14.6%                 16.7%            18.3%

Sharpe Ratio                 0.85                  0.57             0.19           2002                    28.73%
   22.35%               23.86%
Maximum Drawdown             -35.3%                -54.3%           -57.1%         2003                    45.66%
   26.88%               22.66%
  Start Date                 Jul-08                Jul-08           Jul-08

  End Date                   Mar-09                Mar-09           Mar-09         2004                    26.18%
   22.26%                7.64%
Max Monthly Consecutive Loss -33.2%                -51.7%           -54.5%         2005                    29.49%
   29.73%               17.54%
  Start Date                 Jul-08                Jul-08           Jul-08

  End Date                   Feb-09                Feb-09           Feb-09         2006                    10.23%
   11.79%               -2.71%
Max/Min Returns                                                                    2007                    15.91%
   15.87%               11.08%
  Rolling 12 Months          58.5% / -31.6%        46% / -48.8%     39.9% / -52.7%

  Rolling 3 Months           27.5% / -23.6%        24.2% / -38.5%   24.7% / -39.7% 2008                    -16.19%
  -30.94%              -36.61%
Average Monthly Returns      1.1%                  0.9%             0.4%           2009                    12.73%
   18.97%               18.72%
% Months with Gains          63.3%                 63.3%            56.3%

Correlation                                                                        2010                    15.63%
   16.13%               16.67%
  DB Commodity Booster -- (DJUBS) 0.94             1.00             0.97           2011 YTD                 4.86%
    4.79%                1.26%
ERAC

  DJUBS                      0.92                  0.97             1.00           Annualized Return       12.44%
    9.46%                3.44%

Notes:

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1    Source: Bloomberg. DB Commodity Booster -- DJUBS ERAC and DB Commodity
     Booster DJUBS -- TV14 ERAC have been retrospectively calculated and did not exist prior to 12 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster

2    Data is as of 31 August 2011. Statistics shown are for excess return indices or ERAC Indices. Current weights shown are for DB Commodity Booster
     -- DJUBS ERAC Index

DB Commodity Booster -- Benchmark

Index Summary

[]   Composition: Same base weights as the SandP GSCI Index

[]   Optimizing Roll Returns: Employs Deutsche Bank's proprietary optimum yield
     ([]OY[]) technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMBSEU)

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DB Commodity Booster -- Benchmark
Index Construction

Index replicates the
Agriculture and
SandP GSCI by using Industrial Metal Precious Metal Energy Livestock (1 1 1)
OY indices thereby 7.90%  (8.46% ) 4.16%  (3.16% ) 65.34%  (66.42% ) 22.63%
(21.94%  (1))
      providing similar commodity exposure while seeking to manage roll returns more effectively SandP GSCI

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

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DB Commodity Booster -- Benchmark

Note:

1    Weights shown are: Current Weight (Base Weight). Current weights are as of
     31 August 2011

DB Commodity Booster -- Benchmark
Performance AnalysisJan-01                                             Jan-03
Index Returns (1)                              Index Sector Exposure (1)
                                                                    DB Com m od
                                               Sector                                          Current Weight (%)
                                               Energy                                                           65.34
                                               Precious Metal                                                     4.16
                                               Industrial Metal                                                    7.9
                                               Agriculture and Livestock                                          22.63
Performance Analysis (1)                                                        Year on Year Performance Comparison (1)

                                                                                                     Annual Returns for Excess
 Return Indices
                             DB Commodity

January 2001 -- August 2011  Booster -- Benchmark DJUBS          SandP-GSCI                              DB Commodity

                                                                                Calendar Year     Booster -- Benchmark  DJUBS
          SandP-GSCI
Annualized Returns           10.1%                3.4%           -0.1%          2001                        -17.43%    -22.32%
           -34.31%
Volatility                   22.4%                18.3%          25.9%

Sharpe Ratio                 0.45                 0.19           0.00           2002                         25.99%    23.86%
           29.92%
Maximum Drawdown             -64.6%               -57.1%         -71.6%         2003                         27.09%    22.66%
           19.48%
  Start Date                 Jul-08               Jul-08         Jul-08         2004                         38.49%     7.64%
           15.65%
  End Date                   Feb-09               Mar-09         Feb-09

Max Monthly Consecutive Loss -60.7%               -54.5%         -67.8%         2005                         41.80%    17.54%
           21.61%
  Start Date                 Jul-08               Jul-08         Jul-08         2006                         -2.31%     -2.71%
           -19.07%
  End Date                   Feb-09               Feb-09         Feb-09

Max / Min Returns                                                               2007                         25.49%    11.08%
           26.81%
  Rolling 12 Months          76.3% / -56.7%       39.9% / -52.7% 74.8% / -64.8% 2008                        -36.65%    -36.61%
           -47.29%
  Rolling 3 Months           33.4% / -47.4%       24.7% / -39.7% 34.4% / -53.4%

                                                                                2009                         20.31%    18.72%
           13.30%
Average Monthly Returns      1.0%                 0.4%           0.2%

% Months with Gains          59.4%                56.3%          57.0%          2010                          9.69%    16.67%
             8.88%
Correlation                                                                     2011 YTD                      5.10%     1.26%
             3.21%
  DJUBS                      0.89                 1.00           0.91

  SandP-GSCI                   0.97                 0.91           1.00           Annualized Return            10.11%     3.44%
            -0.12%

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Notes:

1    Source: Bloomberg. DB Commodity Booster -- Benchmark has been retrospectively calculated and did not exist prior to 15 December 2007.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Booster -- Benchmark Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 31 August 2011. Statistics shown are for excess return indices.

Mean Reversion Indices

Section 2

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DBLCI-MR

Index Summary

[]   Components: Tracks the performance of a basket of 6 commodity futures:
     Aluminum, WTI Crude Oil, Heating Oil, Gold, Corn, and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture. The commodity weight is determined formulaically based on the ratio between a one-year and five-year moving average price

[]   Rebalancing: A rebalancing will occur whenever one of the commodities undergoes a []trigger event. [] A trigger event occurs when the one-year moving average price of the commodity trades +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMMCL)

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[]   Weight of each component determined based on the ratio of 1 year moving average price to 5 year moving average price

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  Corn         Gold     Heating Oil  WTI Crude Oil  Aluminium      Wheat
(5.03% (2)) (2.47% (2)) (16.27% (2))   (38.85% (2)) (25.33% (2)) (12.05% (2))

Source: Deutsche Bank, 2011

Notes:

1    Base Weights of DBLCI-MR Index

2    Current Weights as of 31 August 2011

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DBLCI-MR 0
Performance Analysis

Index Returns (1)

Jan-01

Historical Weighting (1)

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DBLCI

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Notes:

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1    Source: Bloomberg. DBLCI-MR has been retrospectively calculated and did not exist prior to 28 February 2003. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR Index would have been lower than the Index as a result of fees and / or costs

2    Data is as of 31 August 2011. Statistics shown are for excess return indices. 18

DBLCI -- Mean Reversion Enhanced ERAC

Index Summary

[]   Components: Tracks the performance of a basket of 12 commodity futures:
     Aluminium, Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold,
     Silver, Corn, Wheat and Soybeans.

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification

[]   Optimizing Roll Returns: Deutsche Bank's proprietary Optimum Yield ([]OY[])
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Embedded Cost: 1.10% per annum

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCMREN)

Note:

1    ERAC: Excess Return After Cost

DBLCI -- Mean Reversion Enhanced ERAC
Index Construction

Invests in 12 liquid Agriculture Industrial Metal Precious Metal

                                   Energy (40% (1)) commodity contracts.  (25%
(1)) (18% (1)) (17% (1)) Over-weights   cheap commodities and under-weights
expensive ones Basket with Base Weights Employs OY

                                                       Apply Optimum Yield
Technology technology seeking to maximize roll yield by

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield selecting the optimum futures contract Basket with Base
     Weights using OY sub-indices

Apply MR Technology

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[]   Weight of each component determined based on the ratio of 1 year moving average (MA) price to 5 year MA price

DBLCI Mean Reversion Enhanced

[GRAPHIC OMITTED]

[] Subtract 1.10% fees per annum

DBLCI Mean Reversion Enhanced ERAC

[GRAPHIC OMITTED]

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    Agriculture                          Industrial Metal                            Precious Metal    Energy
    (15.45% (2))                            (28.34% (2))                                 (2.68% (2)) (53.52% (2))
Source: Deutsche Bank, 2011

Notes:

1    Base Weights of DBLCI-MR Enhanced ERAC Index. Current Weights as of 31
     August 2011

2    ERAC: Excess Return After Cost

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DBLCI -- Mean Reversion Enhanced ERAC

Performance Analysis 0

Index Returns (1) Historical Weighting (1)
Jan-01  Jan-03

DBLCI Mean Re

Performance Analysis (1)                                                  Year on Year Performance Comparison (1)

                             DBLCI Mean                                                            Annual Returns for Excess Return
 / ERAC Indices
January 2001 -- August 2011  Reversion Enhanced DBLCI-MR   DJUBS                                  DBLCI Mean

                             ERAC                                                           Reversion Enhanced

Annualized Returns           9.8%           11.1%          3.4%           Calendar Year                 ERAC   DBLCI-MR
                DJUBS
Volatility                   18.7%          20.7%          18.3%          2001                       -13.38%    -16.35%
               -22.32%
Sharpe Ratio                 0.53           0.54           0.19           2002                        14.25%     27.73%
               23.86%
Maximum Drawdown             -56.2%         -62.8%         -57.1%

                                                                          2003                        31.72%     21.21%
               22.66%
 Start Date                  Jul-08         Jul-08         Jul-08

 End Date                    Mar-09         Feb-09         Mar-09         2004                        21.81%     25.85%
                7.64%
Max Monthly Consecutive Loss -54.1%         -59.0%         -54.5%         2005                         9.22%      2.96%
               17.54%
 Start Date                  Jul-08         Jul-08         Jul-08

 End Date                    Feb-09         Feb-09         Feb-09         2006                        27.12%     39.22%
                -2.71%
Max/Min Returns                                                           2007                        25.28%     42.49%
               11.08%
 Rolling 12 Months           69.3% / -47.1% 84% / -56.3%   39.9% / -52.7% 2008                       -27.10%    -35.43%
               -36.61%
 Rolling 3 Months            35.7% / -37.9% 33.3% / -43.1% 24.7% / -39.7%

Average Monthly Returns      0.9%           1.0%           0.4%           2009                        36.02%     22.29%
               18.72%
% Months with Gains          57.8%          59.4%          56.3%          2010                         4.14%     13.62%
               16.67%
Correlation

                                                                          2011 YTD                     -4.80%     3.49%
                1.26%
 DBLCI -- MR                 0.86           1.00           0.84

 DJUBS                       0.85           0.84           1.00           Annualized Return            9.81%     11.15%
                3.44%

Notes:

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1    Source: Bloomberg. DBLCI -- Mean Reversion Enhanced ERAC and DBLCI-MR have been retrospectively calculated and did not exist prior to 26 October 2009 and 28 February 2003 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future.
     The performance of any investment product based on the DBLCI --

2    Data is as of 31 August 2011. Statistics shown are for excess return / ERAC indices.

DB MR Enhanced 15

Index Summary

[]   Components: Tracks the performance of 12 commodity futures: Aluminum,
     Nickel, Zinc, Copper, Lead, WTI Crude Oil, Natural Gas, Gold, Silver, Corn,
     Wheat and Soybeans

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ([]OY[])
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Weights and Diversification: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base
     Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap 1 in order to avoid concentration problem and ensure adequate diversification

[]   Target Volatility: Exposure to the DBLCI Mean Reversion Enhanced is reset monthly in order to target a realized volatility of 15%. Exposure is capped at 300%.

[]   Rebalancing: A rebalancing will occur if on the monthly rebalance date, the one-year moving average price of one or more commodities trade +/-- 5% than the five-year moving average

[]   Transparency: The DB MR Enhanced 15 is a rule-based index with the closing level and weights published daily on Bloomberg (DBLCMTEU)

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DB MR Enhanced 15

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Index Construction

Agriculture Industrial Metal Precious Metal Energy (40% (1))
  (25% (1))      (18% (1))        (17% (1))

[GRAPHIC OMITTED]

Basket with Base Weights

[GRAPHIC OMITTED]

Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to invest in contracts with the highest implied roll yield

Basket with Base Weights using OY Sub-indices

[GRAPHIC OMITTED]

Apply Mean Reversion Technology

[]   Weight of each component determined based on the ratio of 1 year MA price to 5 year MA price

DBLCI -- Mean Reversion Enhanced(2)

Agriculture(15.45%), Industrial Metal(28.34%), Precious Metal(2.68%) and
Energy(53.52%)

[GRAPHIC OMITTED]

Apply Target Volatility Technology

[] Volatility targeted at 15% by varying exposure to the DBLCI -- Mean
Reversion Enhanced Index

DB MR Enhanced 15

Note:

1    Base Weights of DBLCI -- Mean Reversion Enhanced Index

2    Current Weights of DBLCI-Mean Reversion Enhanced Index as of 31 August 2011

[GRAPHIC OMITTED]

DB MR Enhan

15.59%

15%

Current Exposure[]: 86.71%

Performance Analysis (1)                                                           Year on Year Performance Comparison (1)
                                                                                                   Annual Returns for Excess
 Return Indices
                                                 DBLCI -- Mean      DJUBS

January 2001 -- August 2011  DB MR Enhanced (15) Reversion Enhanced                                      DB MR        DBLCI -- Mean

                                                                                   Calendar Year     Enhanced 15 Reversion Enhanced
                 DJUBS
Annualized Returns           13.6%               11.0%              3.4%           2001                 -21.83%           -12.41%
                -22.32%
Volatility                   15.8%               18.6%              18.3%

Sharpe Ratio                 0.86                0.59               0.19           2002                  25.61%            15.52%
                23.86%
Maximum Drawdown             -35.0%              -55.9%             -57.1%         2003                  53.97%            33.19%
                22.66%
 Start Date                  Jul-08              Jul-08             Jul-08

                                                                                   2004                  25.18%            23.16%
                 7.64%
 End Date                    Mar-09              Mar-09             Mar-09

Max Monthly Consecutive Loss -33.5%              -53.8%             -54.5%         2005                  15.77%            10.43%
                17.54%
 Start Date                  Jul-08              Jul-08             Jul-08         2006                  30.96%            28.54%
                 -2.71%
 End Date                    Feb-09              Feb-09             Feb-09

Max/Min Returns                                                                    2007                  24.84%            26.67%
                11.08%
 Rolling 12 Months           79% / -28.4%        71.2% / -46.5%     39.9% / -52.7% 2008                 -11.82%           -26.29%
                -36.61%
 Rolling 3 Months            25% / -22.2%        36% / -37.4%       24.7% / -39.7%

                                                                                   2009                  18.57%            37.53%
                18.72%
Average Monthly Returns      1.2%                1.0%               0.4%

% Months with Gains          57.8%               57.8%              56.3%          2010                   5.99%             5.29%
                16.67%
Correlation                                                                        2011 YTD              -1.67%             -4.10%
                 1.26%
 DBLCI-MR                    0.90                1.00               0.84

 DJUBS                       0.80                0.84               1.00           Annualized Return     13.60%            11.03%
                 3.44%

Note:

[GRAPHIC OMITTED]

1    Source: Bloomberg. DBLCI -- Mean Reversion Enhanced and DB MR Enhanced 15
     have been retrospectively calculated and did not exist prior to 25 July
     2008 and 28 September 2009 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB MR
     Enhanced 15 Index would have been lower than the Index as a result of fees and / or costs.

2    Data is as of 31 August 2011. Statistics shown are for excess return indices.

DBLCI MR+

Index Summary

[]   Components: Tracks the performance of 6 commodity futures: Aluminum, WTI
     Crude Oil, Heating Oil, Gold, Corn and Wheat

[]   Dynamic Weights: Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among six of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals,
     Agriculture

[]   Dynamic Allocation: The []Plus[] strategy aims to preserve excess returns generated by the DBLCI-MR by adjusting its exposure monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DBLCI-MR is based on the number of periods with positive returns

[]   Rebalancing: A rebalancing in the underlying index (DBLCI-MR) will occur whenever one of the commodities undergoes a []trigger event. [] A trigger event occurs when the one-year moving average price of the commodity trades
     +/-- 5% than the five-year moving average

[]   Roll Frequency and Method: Fixed monthly roll for Energy components, fixed yearly roll for Metals and Agriculture components

[]   Transparency: Rule-based index with the closing level, weights and exposure published daily on Bloomberg (DBLCMPUE)

[GRAPHIC OMITTED]

Invests in 6 liquid commodity contracts. Over-weights cheap commodities and under-weights expensive ones Aims to offer upside exposure to DBLCI-MR but limit potential drawdowns by employing a momentum algorithm

DBLCI MR+

Index Construction

   Corn (11.25% (1))

DBLCI-MR Returns(3)

 Gold    Heating oil  WTI     Aluminium     Wheat
(10%(1))   (20%(1))  (35%(1))  (12.5%(1)) (11.25%(1))

Basket with Base Weights

[GRAPHIC OMITTED]

Apply Mean Reversion Technology

[] Weight of each component  determined based on the ratio of 1 year MA price to
5 year MA price

DBLCI-MR(2)

Corn(5.0%), Gold(2.5%), Heating Oil(16.3%), Crude Oil(38.9%), Aluminium(25.3%)
and Wheat(12.1%)

[GRAPHIC OMITTED]

Apply []Plus' Strategy

[]  Variable  exposure  to DBLCI-MR  with the aim of  preserving  the upside but limiting  loses[]  Exposure to DBLCI-MR = total number of positive  returns / 12
(3/12 = 25.00%)

DBLCI MR+

Note:

1    Base Weights of DBLCI-MR Index

2    Current Weights of DBLCI-MR Index as of 31 August 2011

3    Returns are calculated as of 6(th) business day of each month, from August
     2010 to August 2011.

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

Performance Analysis (1)                                                  Year on Year Performance Comparison (1)

                                                                                                Annual Returns for Excess Return
 Indices

 -------------------------------------------- -------
January 2001 -- August 2011  DBLCI MR+      DBLCI-MR       DJUBS

                                                                          Calendar Year     DBLCI MR+ DBLCI-MR
      DJUBS
Annualized Returns           10.6%          11.1%          3.4%           2001                 -2.40%  -16.35%
     -22.32%
Volatility                   15.5%          20.7%          18.3%

Sharpe Ratio                 0.69           0.54           0.19           2002                13.21%    27.73%
     23.86%
Maximum Drawdown             -33.8%         -62.8%         -57.1%         2003                15.56%    21.21%
     22.66%
  Start Date                 Jul-08         Jul-08         Jul-08

                                                                          2004                24.07%    25.85%
      7.64%
  End Date                   Jun-10         Feb-09         Mar-09

Max Monthly Consecutive Loss -27.1%         -59.0%         -54.5%         2005                 -4.53%    2.96%
     17.54%
  Start Date                 Jul-08         Jul-08         Jul-08         2006                24.53%    39.22%
      -2.71%
  End Date                   Nov-08         Feb-09         Feb-09

Max/Min Returns                                                           2007                38.57%    42.49%
     11.08%
  Rolling 12 Months          81.8% / -31.4% 84% / -56.3%   39.9% / -52.7% 2008                 -0.67%  -35.43%
     -36.61%
  Rolling 3 Months           28.4% / -26.7% 33.3% / -43.1% 24.7% / -39.7%

                                                                          2009                  8.87%   22.29%
     18.72%
Average Monthly Returns      0.9%           1.0%           0.4%

% Months with Gains          53.1%          59.4%          56.3%          2010                  2.36%   13.62%
     16.67%
Correlation                                                               2011 YTD              1.80%    3.49%
      1.26%
  DBLCI -- MR                0.86           1.00           0.84

  DJUBS                      0.71           0.84           1.00           Annualized Return    10.63%   11.15%
      3.44%

Notes:

[GRAPHIC OMITTED]

1    Source: Bloomberg. DBLCI-MR and DBLCI-MR+ have been retrospectively calculated and did not exist prior to 28 February 2003 and 20 June 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI-MR+ Index would have been lower than the Index as a result of fees and / or costs

2 Data is as of 31 August 2011. Statistics shown are for excess return indices.

Market Neutral Indices

Section 3

[GRAPHIC OMITTED]

DB Commodity Harvest ERAC

Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest ERAC Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology.

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ([]OY[])
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Embedded Cost: 0.60% per annum

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBLCHNUE)

Note:

1 ERAC: Excess Return After Cost

                                         DB Commodity Harvest ERAC

                                         Index Construction

                                                                                                     Precious
 Industrial                    Agriculture and
        Strategy aims to                                            32.03% Energy (33.09% (1))         Metals
 Metals                        Livestock
   generate alpha from                                                                             8.14% (6.30% (1))       15.48%
 (16.86% (1))              44.36% (43.76%(1))
  roll returns by going

long the OY index and

                   short the

       benchmark index

                                                                SandP GSCI Light Energy
              SandP GSCI Light Energy
                                                                                      Apply Optimum Yield Technology

[]   Optimize roll returns by attempting to SandP GSCI Light Energy rolls maximize implied roll yield each commodity to its nearest

                               available futures contract
                                                              DB Commodity Booster --

                                                               Benchmark Light Energy

                                                                                                                      Long
                     Short
                                                     Carry Strategy

[]   Market neutral equally weighted

Long and Short positions to

generate Alpha. Exposure to long

and short legs rebalanced monthly DB Commodity Harvest to maintain overall neutrality

[]   Subtract 0.60% fees per annum

[GRAPHIC OMITTED]

Note:

1    Weights shown are: Current Weight (Base Weight). Current weights are as of
     31 August 2011

2    ERAC: Excess Return After Cost

DB Commodity Harvest ERAC

Performance Analysis

Index Returns [1]


400
300
200
100
0
Jan-01
Jan-03
Jan-05
Jan-07
Jan-09
Jan-11
DB Commodity Harvest ERAC
DB Commodity Booster - Benchmark Light Energy
S&P-GSCI Light Energy

Index Constituents [1]

Index	Current Weight (%)
DB Commodity Booster – Benchmark Light Energy	100
S&P Goldman Sachs Light Energy Index	–100

Performance Analysis [1]

January 2001 – August 2011	DB Commodity Harvest ERAC	DB Commodity Booster – Benchmark Light Energy	S&P-GSCI Light Energy
Annualized Returns	5.4%	7.6%	1.2%
Volatility	3.5%	17.3%	19.1%
Sharpe Ratio	1.54	0.44	0.06
Maximum Drawdown	-6.3%	-56.8%	-60.9%
Start Date	May-07	Jul-08	Jul-08
End Date	Sep-07	Mar-09	Feb-09
Max Monthly Consecutive Loss	-5.3%	-53.8%	-58.0%
Start Date	Jun-07	Jul-08	Jul-08
End Date	Sep-07	Feb-09	Feb-09
Max / Min Returns			
Rolling 12 Months	17% / -5.4%	51.7% / -50.3%	48.2% / -55.8%
Rolling 3 Months	6.4% / -5.6%	24.8% / -42.4%	26.1% / -44.6%
Average Monthly Returns	0.4%	0.7%	0.2%
% Months with Gains	71.9%	60.2%	56.3%
Correlation			
DB Commodity Booster – Benchmark Light Energy	-0.40	1.00	0.98
S&P-GSCI Light Energy	-0.54	0.98	1.00

Year on Year Performance Comparison [1]

	Annual Returns for Excess Return / ERAC Indices		
Calendar Year	DB Commodity Harvest ERAC	DB Commodity Booster – Benchmark Light Energy	S&P-GSCI Light Energy
2001	11.17%	-17.11%	-26.22%
2002	-2.63%	13.10%	15.09%
2003	3.84%	20.91%	15.41%
2004	12.84%	22.05%	7.31%
2005	10.17%	28.51%	15.51%
2006	12.30%	9.15%	-3.77%
2007	-0.44%	17.49%	17.16%
2008	10.61%	-33.20%	-40.39%
2009	0.58%	17.02%	15.17%
2010	-1.38%	16.11%	16.94%
2011 YTD	2.46%	5.90%	2.95%
Annualized Return	**5.42%**	**7.63%**	**1.17%**

Notes:

1 Source: Bloomberg. DB Commodity Harvest ERAC and DB Commodity Booster – Benchmark Light Energy have been retrospectively calculated and did not exist prior to 14 October 2008 and 15 December 2007 respectively. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the index will perform in the future. The performance of any investment product based on the DB Commodity Harvest ERAC index have been lower than the index as a result of fees and / or costs

2 Statistics shown are for excess return / ERAC indices. Data is as of 31 August 2011

Deutsche Bank
31

DB Commodity Harvest -- 10 ERAC

Index Summary

[]   Market Neutral Strategy: The DB Commodity Harvest Index goes short the
     SandP Goldman Sachs Light Energy Index and long the DB Commodity Booster --
     Benchmark Light Energy Index, an Optimum Yield version of the SandP Goldman
     Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ([]OY[])
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Target Volatility: Varies exposure to the DB Commodity Harvest ERAC Index with a view to target a volatility of 10%. Exposure is capped at 500%.

[]   Transparency: Rule based index with the closing level and weights published daily on Bloomberg (DBCMHVEG)

Note:

1    ERAC: Excess Return After Cost

DB Commodity Harvest -- 10 ERAC

Index Construction

Strategy aims to Precious Industrial Agriculture and Energy

    (1) Metals Metals Livestock generate alpha from 32.03%  (33.09%  )
8.14%  (6.30%  (1)) 15.48%  (16.86%  (1)) 44.36%  (43.76% (1))
   roll returns and to smoothen the return profile by varying exposure to the underlying index in
                                                                SandP GSCI Light
Energy SandP GSCI Light Energy response to changes in realized  volatility Apply
Optimum Yield Technology

                                      []  Optimize roll returns by attempting to
                                          maximize implied roll yield                                             SandP GSCI Light
 Energy rolls
                                                                                                                  each commodity to
 its nearest
           DB Commodity Booster --                                                                                available futures
 contract
            Benchmark Light Energy
                                                                    Long                             Short
Carry Strategy

[] Market neutral equally weighted                                        DB Commodity Harvest
    Long and Short positions to
    generate Alpha. Exposure to long
    and short legs rebalanced monthly
    to maintain overall neutrality                                                                [] Subtract 0.60% fees per annum
                                                                     DB Commodity Harvest ERAC

[GRAPHIC OMITTED]

Apply Target Volatility Technology

[] Volatility targeted at 10% by varying exposure to the DB Commodity Harvest
ERAC

[GRAPHIC OMITTED]

                                                                                       DB Commodity Harvest -- 10 ERAC

Note:
1 Weights shown are: Current Weight (Base Weight). Current weights are as of 31 August 2011

2 ERAC: Excess Return After Cost

DB Commodity Harvest -- 10 ERAC

[GRAPHIC OMITTED]

Current Exposure (1): 416.67%

Performance Analysis(1)                                                                 Year on Year Performance Comparison(1)

                                            DB                                                                  Annual Returns for
 Excess Return / ERAC Indices
                             DB Commodity                                SandP-GSCI

January 2001 -- August 2011 Harvest -- 10 (ERAC) ERAC  Commodity  Harvest  Light
      Energy DB
                                                                                                             DB Commodity
 Commodity Harvest   SandP-GSCI
Annualized Returns           16.4%          5.4%                         1.2%           Calendar Year     Harvest -- 10 ERAC
    ERAC   Light Energy
Volatility                   10.8%          3.5%                         19.1%          2001                       31.32%
  11.17%      -26.22%
Sharpe Ratio                 1.53           1.54                         0.06           2002                       -8.22%
   -2.63%     15.09%
Maximum Drawdown             -20.2%         -6.3%                        -60.9%

  Start Date                 May-07         May-07                       Jul-08         2003                        9.87%
   3.84%      15.41%
  End Date                   Sep-07         Sep-07                       Feb-09         2004                       47.35%
  12.84%        7.31%
Max Monthly Consecutive Loss -17.2%         -5.3%                        -58.0%         2005                       34.80%
  10.17%      15.51%
  Start Date                 Jun-07         Jun-07                       Jul-08

  End Date                   Sep-07         Sep-07                       Feb-09         2006                       36.68%
  12.30%       -3.77%
Max / Min Returns                                                                       2007                       -2.51%
   -0.44%     17.16%
  Rolling 12 Months          66.4% / -13.8% 17% / -5.4%                  48.2% / -55.8%

                                                                                        2008                       39.69%
  10.61%      -40.39%
  Rolling 3 Months           20.9% / -17.6% 6.4% / -5.6%                 26.1% / -44.6%

Average Monthly Returns      1.3%           0.4%                         0.2%           2009                        1.85%
   0.58%      15.17%
% Months with Gains          71.9%          71.9%                        56.3%          2010                       -5.88%
   -1.38%     16.94%
Correlation

  DB Commodity Harvest ERAC  0.95           1.00                         -0.54          2011 YTD                    7.88%
   2.46%        2.95%
  SandP-GSCI Light Energy      -0.54          -0.54                        1.00           Annualized Return          16.41%
   5.42%        1.17%

[GRAPHIC OMITTED]

Notes:

1    Source: Bloomberg. DB Commodity Harvest - 10 ERAC and DB Commodity Harvest
     ERAC have been retrospectively calculated and did not exist prior to 14
     October 2008. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Harvest - 10 ERAC Index have been lower than the Index as a result of fees and / or costs.

2    Statistics shown are for excess return / ERAC indices. Data is as of 31
     August 2011

Long-Short Indices

Section 4

[GRAPHIC OMITTED]

DBLCI Commodity Momentum

Index Summary

[]   Summary: The strategy goes long a basket of commodities at certain times, short a basket of commodities at certain other times, and provides no exposure the remaining times. Decision to go long or short or stay neutral is based on observing momentum across 14 commodities.

[]   Components: Crude Oil, Natural Gas, Heating Oil, RBOB Gasoline, Corn,
     Wheat, Soybeans, Sugar, Aluminum, Copper, Nickel, Zinc, Gold and Silver[]
     Bullish / Bearish Indicator: For a particular commodity, 15 day moving average greater than the 60 day moving average indicates a bullish signal and a bearish signal otherwise.

[]   Environment Indicator (EI): If nine or more commodities have a bullish signal, this implies an EI of 1. If nine or more commodities commodities have a bearish signal, then EI is -1. Otherwise it is zero.

[]   Rebalancing: Each month, if the 45 day moving average of EI is greater than
     50%, the strategy goes long an equally weighted basket of bullish signal commodities for the next month. If it is less than -50%, the strategy goes short an equally weighted basket of bearish signal commodities for the next month. If it is between -50% and 50%, the strategy provides no exposure for the following month[] Transparency: Rule-based index with the closing level published daily on Bloomberg (DBCMMOUE)

[GRAPHIC OMITTED]

DBLCI Commodity Momentum
Index Construction
                                                                          Energy
Agriculture (Corn, Industrial Metals  Precious Metals   (Crude Oil, Natural
 Wheat, Soybeans,  (Aluminum, Copper,    (Gold, Silver) Gas, Heating Oil,
        Sugar)         nickel, Zinc)                     RBOB Gasoline)

[GRAPHIC OMITTED]

Basket with 14 Commodities

[GRAPHIC OMITTED]

Apply Momentum strategy

[] Generate bullish/bearish signal by computing 45 day moving average of the
Environmental Indicator (EI)

Basket with Bearish or Bullish commodities

[GRAPHIC OMITTED]

Rebalancing

[] Long / short / stay neutral depending upon the signal generated above

DBLCI Commodity Momentum Index

[GRAPHIC OMITTED]

Performance DBLCI CommodityAnalysis 0 (Momentum)
Index Returns (1)                        Jan-01 (Year)on Year PerformanceJan-03Comparison (1)
                                                                           Annual Returns for Excess Return
 Indices

                                                                                            DBLCI Commodity

                                                                          Calendar Year           Momentum  SandP GSCI
             DJUBS
                                                                          2001                       7.95%   -34.31%
            -22.32%
                                                                          2002                       2.81%DBLCI29.92%
         Co23.86%
                                                                          2003                       0.60%   19.48%
             22.66%
                                                                          2004                      11.33%   15.65%
              7.64%
                                                                          2005                      10.08%   21.61%
             17.54%
                                                                          2006                      26.52%   -19.07%
             -2.71%
                                                                          2007                       2.16%   26.81%
             11.08%
                                                                          2008                      62.00%   -47.29%
            -36.61%
Performance Analysis(1)

                                                                          2009                      30.21%   13.30%
             18.72%
                             DBLCI

January 2001 -- August 2011  Commodity      SandP GSCI       DJUBS          2010                      19.12%    8.88%
             16.67%
                             Momentum

Annualized Returns           15.2%          -0.1%          3.4%           2011 YTD                   2.24%    3.21%
              1.26%
Volatility                   16.3%          25.9%          18.3%          Annualized Return         15.23%    -0.12%
              3.44%
Sharpe Ratio                 0.93           0.00           0.19

Maximum Drawdown             -19.0%         -71.6%         -57.1%

  Start Date                 Feb-03         Jul-08         Jul-08

  End Date                   Sep-03         Feb-09         Mar-09

Max Monthly Consecutive Loss -15.1%         -67.8%         -54.5%

  Start Date                 Mar-03         Jul-08         Jul-08

  End Date                   Apr-03         Feb-09         Feb-09

Max / Min Returns

  Rolling 12 Months          90.9% / -16.8% 74.8% / -64.8% 39.9% / -52.7%

  Rolling 3 Months           51.8% / -15%   34.4% / -53.4% 24.7% / -39.7%

Average Monthly Returns      1.3%           0.2%           0.4%

% Months with Gains          42.2%          57.0%          56.3%

Correlation

  SandP GSCI                   0.06           1.00           0.91

  DJUBS                      0.15           0.91           1.00

[GRAPHIC OMITTED]

Notes:

1    Source: Bloomberg. DBLCI Commodity Momentum index has been retrospectively calculated and did not exist prior to 18 October 2010. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DBLCI Commodity Momentum Index would has been lower than (the) 38
     Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 31 August 2011

DB Commodity Allocator Index

Section 5

[GRAPHIC OMITTED]

DB Commodity Allocator

Index Summary

[]   Components: Uses a rule based methodology to allocate between Beta (the DB
     MR Enhanced ERAC (1) Index) and Alpha (the DB Commodity Harvest USD ERAC
     Index), allowing investors access to a strategy that aims to be fully allocated to alpha during periods of commodities downturns

[]   Optimizing Roll Returns: Deutsche Bank's proprietary optimum yield ([]OY[])
     technology rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[]   Dynamic Allocation: Aims to preserve excess returns generated by the DB MR
     Enhanced ERAC Index by adjusting exposure to underlying indices monthly to reflect upward and downward momentum cycles. A sample set of returns for each period ranging between one and twelve months are calculated. The weight assigned to DB MR Enhanced ERAC Index is based on the number of periods with positive returns. The remaining weight is leveraged 3 times and assigned to the DB Commodity Harvest ERAC Index

[]   Rebalancing: Each month, the index adjusts its exposure to each underlying index based on the momentum of the DB MR Enhanced ERAC Index.

[]   Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBLCABER)

[GRAPHIC OMITTED]

Note:
1 ERAC: Excess Return After Cost

DB Commodity Allocator

Index Construction

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[] Optimize roll returns by attempting to maximize implied roll yield

Basket with Base Weights using OY sub-indices

[GRAPHIC OMITTED]

Apply MR Technology and
weight constraints

DBLCI -- Mean Reversion Enhanced(3)
Agriculture(15.45%), Industrial Metal(28.34%), Precious Metal(2.68%) and
Energy(53.52%)

Deduct Index Cost
of 0.60% pa

DB Commodity Harvest USD ERAC (ALPHA)

Deduct Index Cost
of 1.10% pa

DB MR Enhanced ERAC (BETA)

-    BETA: (DBLCI-MR Enhanced ERAC Index) attempts to provide enhanced beta exposure to commodities using the mean reversion behaviour of commodities.
     It dynamically allocates exposure to 12 commodities across sectors and attempts to optimize roll returns.

-    ALPHA: (DB Commodity Harvest USD ERAC Index) attempts to generate alpha by using DB's optimum yield technology, while providing market-neutral exposure to commodities.

[GRAPHIC OMITTED]

Notes:

1    Weights of SandP GSCI Light Energy Index shown are: current weights (Base
     Weights). Current weights are as of 31 August 2011

2    Base Weights of DBLCI -- Mean Reversion Enhanced Index 41

3    Current weights of DBLCI -- Mean Reversion Enhanced Index as of 31 August
     2011

DB Commodity Allocator

Index Construction

DB Commodity Harvest USD ERAC (ALPHA)

Apply 3x Leverage

DB Commodity Harvest USD ERAC Leveraged DB MR Enhanced ERAC (BETA)

Weight = 1 -- Weight of Beta  Weight = total  number of  positive (1 -- 33.33% =
66.67%) Strategic Allocation returns / 12 (4/12 = 33.33%)

[GRAPHIC OMITTED]

[] Allocation to both indices adjusted monthly based on momentum of the Beta
Index

Notes:

1    Returns are calculated as of 3(rd) to last business day of each month, from
     August 2010 to August 2011.

DB Commodity Allocator
Performance 0 Analysis
                                                            Exposure to DB MR Enhanced ERAC (2): 33.33%
Index Returns (1)          Historical Exposure (Exposure) to DB Commodity Harvest USD ERAC
                    Jan-01           Jan-03Leveraged (2): 66.67%

Performance Analysis(1)

Year on Year Performance Comparison (1)

January 2001 -- August 2011  DB Commodity   DB Commodity     DB MR
                             Allocator      Harvest USD ERAC Enhanced ERAC
Annualized Returns           14.6%          5.4%             9.8%
Volatility                   14.1%          3.5%             18.7%
Sharpe Ratio                 1.04           1.54             0.53
Maximum Drawdown             -29.9%         -6.3%            -56.2%
 Start Date                  Jul-08         May-07           Jul-08
 End Date                    Oct-08         Sep-07           Mar-09
Max Monthly Consecutive Loss -27.6%         -5.3%            -54.1%
  Start Date                 Jul-08         Jun-07           Jul-08
  End Date                   Oct-08         Sep-07           Feb-09
Max / Min Returns
  Rolling 12 Months          57.5% / -15.6% 17% / -5.4%      69.3% / -47.1%
  Rolling 3 Months           28.8% / -23.9% 6.4% / -5.6%     35.7% / -37.9%
Average Monthly Returns      1.2%           0.4%             0.9%
% Months with Gains          64.8%          71.9%            57.8%
Correlation
  DB Commodity Harvest
  USD ERAC                   -0.05          1.00             -0.34
  DB MR Enhanced ERAC        0.74           -0.34            1.00

                    Annual Returns for Excess Return / ERAC Indices
                  -------------------------------------------------
                  DB Commodity     DB Commodity         DB MR
Calendar Year         Allocator Harvest USD ERAC Enhanced ERAC
2001                    29.55%           11.17%        -13.38%
2002                     4.02%           -2.63%         14.25%
2003                    28.16%            3.84%         31.72%
2004                    21.76%           12.84%         21.81%
2005                    13.87%           10.17%          9.22%
2006                    26.67%           12.30%         27.12%
2007                    15.86%           -0.44%         25.28%
2008                    12.72%           10.61%        -27.10%
2009                    25.34%            0.58%         36.02%
2010                   -10.51%           -1.38%          4.14%
2011 YTD                -3.95%            2.46%         -4.80%
Annualized Return       14.56%            5.42%          9.81%

[GRAPHIC OMITTED]

Notes:

1    Source: Bloomberg. DB Commodity Allocator index has been retrospectively calculated and did not exist prior to 24 October 2009. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Allocator Index would have been lower than the Index as a result of fees and / or costs.

2    Statistics shown are for excess return / ERAC indices. Data is as of 31
     August 2011

DB Commodity Risk Parity 18 Index

Section 6

[GRAPHIC OMITTED]

DB Commodity Risk Parity 18

Index Summary

[]   Risk Parity: Provides exposure to 4 commodity sector indices such that risk contribution of each to the resulting portfolio is equal. Risk contribution is determined by using past 3 month realized volatilities and correlations.
     Volatility is targeted at 18% by leveraging the equal risk weighted portfolio; such leverage is capped at 300%.

[]   Components: The 4 sector indices used to construct the index are: DBLCI-OY
     Energy Index, DBLCI-OY Industrial Metal Index, DBLCI-OY Precious Metal
     Index and DBLCI-OY Agriculture Index.

[]   Rebalancing: Each month, sector exposures are adjusted with the aim of achieving equal risk contributions and a volatility of 18%.

[]   Optimizing Roll Returns: All 4 sector indices employ Deutsche Bank's proprietary optimum yield ([]OY[]) technology, which rolls an expiring contract into the contract that maximizes positive roll yield (in a backwardated market) or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months [] Transparency: Rule-based index with the closing level and weights published daily on Bloomberg (DBCMRPTV)

[GRAPHIC OMITTED]

DB Commodity Risk Parity 18
Index Construction
------------------ ------------------ ------------------ ------------------
     DBLCI-OY         DBLCI-OY          DBLCI-OY           DBLCI-OY
   Energy Index    Industrial Metal   Precious Metal       Agriculture
      (16.64% (1)) Index (26.50% (1)) Index (28.48% (1)) Index (28.39% (1))

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

Apply Risk Parity Technology

[]   Allocates weights to each sector index such that the risk contribution of all components is equal

DB Commodity Risk Parity

[GRAPHIC OMITTED]

Apply 0.50% fees per annum

Apply Target Volatility Technology

[]   Volatility is targeted at 18% by varying exposure to each underlying sector index

DB Commodity Risk Parity 18

Note:

1 Current weights are as of 31 August 2011

[GRAPHIC OMITTED]

DB Commodity Risk Parity 18 0
Performance Analysis

Index Returns (1) Jan-01 (Historical)Exposure(1)Jan-03

Exposure to DBLCI -- OY Energy (2):
 16.27%
                                                   Exposure to DBLCI -- OY Agriculture
 (2): 27.77%
                                                   Exposure to DBLCI -- OY Precious
 Metal (2):   27.85%
                                                   Exposure to DBLCI -- OY Industrial
 Metal (2): 25.92%

                                                          DB Co mm
Performance Analysis(1)                                                    Year on Year Performance Comparison (1)

January 2001 -- August 2011  DB (Commodity)  SandP GSCI       DJUBS                                     Annual Returns for Excess
 Return Indices
                             Risk Parity 18                                                  DB Commodity Risk   SandP GSCI
           DJUBS
                                                                           Calendar Year               Parity 18

Annualized Returns           18.4%           -0.1%          3.4%           2001                         -36.39%    -34.31%
           -22.32%
Volatility                   19.8%           25.9%          18.3%

Sharpe Ratio                 0.93            0.00           0.19           2002                          26.94%    29.92%
           23.86%
Maximum Drawdown             -39.2%          -71.6%         -57.1%         2003                          53.61%    19.48%
           22.66%
  Start Date                 Feb-01          Jul-08         Jul-08

  End Date                   Nov-01          Feb-09         Mar-09         2004                          34.22%    15.65%
            7.64%
Max Monthly Consecutive Loss -33.5%          -67.8%         -54.5%         2005                          57.65%    21.61%
           17.54%
  Start Date                 Jul-08          Jul-08         Jul-08         2006                          26.76%    -19.07%
            -2.71%
  End Date                   Feb-09          Feb-09         Feb-09

Max / Min Returns                                                          2007                          20.15%    26.81%
           11.08%
  Rolling 12 Months          118.5% / -36.4% 74.8% / -64.8% 39.9% / -52.7% 2008                         -17.48%    -47.29%
           -36.61%
  Rolling 3 Months           47.9% / -28.8%  34.4% / -53.4% 24.7% / -39.7%

Average Monthly Returns      1.6%            0.2%           0.4%           2009                          26.22%    13.30%
           18.72%
% Months with Gains          57.8%           57.0%          56.3%          2010                          27.90%     8.88%
           16.67%
Correlation                                                                2011 YTD                      13.55%     3.21%
            1.26%
  SandP GSCI                   0.71            1.00           0.91

  DJUBS                      0.82            0.91           1.00           Annualized Return             18.36%     -0.12%
            3.44%

Notes:

[GRAPHIC OMITTED]

1    Source: Bloomberg. DB Commodity Risk Parity 18 index has been retrospectively calculated and did not exist prior to August 2010.
     Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB Commodity Risk Parity 18 Index would have been lower than the Index as a result of fees and / or costs.

2    Statistics shown are for excess return indices. Data is as of 31 August
     2011

DB Commodity Apex 14 ERAC Index

Section 7

[GRAPHIC OMITTED]

DB Commodity Apex 14 ERAC

Index Summary

- Attempts to generate reliable returns independent of market cycle
  - ⇨ By combining 3 well-established, yet uncorrelated commodities strategies – mean reversion, momentum, and carry – the Apex index aims to generate extremely stable returns from the commodities markets
- **Components:** Allocates exposure monthly between Mean Reversion (the DBLCI MR Enhanced Index), Carry (the DB Commodity Harvest 3X Index), and Momentum (the DBLCI Commodity Momentum Index) in the inverse ratio of their 3 month volatilities. Exposure to each index is floored at 17.5% and capped at 65%. Exposure to the resulting basket is further scaled to target a volatility of 14%, with a maximum exposure of 200%.
- **Embedded Cost:** A fee of 1.00% per annum is embedded in the basket.
- **DBLCI MR Enhanced:** Seeks to underweight relatively expensive commodities and overweight relatively cheap commodities among twelve of the most liquid futures contracts in four sectors: Energy, Base Metals, Precious Metals, Agriculture. Single commodity allocations are subject to a 35% cap in order to avoid concentration and ensure adequate diversification
- **DB Commodity Harvest:** The DB Commodity Harvest Index goes short the S&P Goldman Sachs Light Energy Index and long the DB Commodity Booster – Benchmark Light Energy Index, an Optimum Yield version of the S&P Goldman Sachs Light Energy Index, in an attempt to provide market-neutral exposure, and to generate returns from DB's optimum yield technology
- **DBLCI Commodity Momentum**: The strategy goes either long or short an equally weighted basket of commodities, depending on momentum in the commodities complex.
- **Transparency:** Rule-based index with the closing level published daily on Bloomberg (DBCMA14N)

Deutsche Bank

49

DB Commodity Apex 14 ERAC

Index Construction

                                                      DBLCI Commodity Momentum
DBLCI MR Enhanced DB Commodity Harvest
(24.13%  (1)) (23.16%  (1))

Apply 300% exposure

DB Commodity Harvest 3X
(52.71%  (1))

Strategic Allocation

[] Exposure to the 3 indices is adjusted monthly in inverse  proportion of their
3 month realized volatilities

DB Commodity Apex

[GRAPHIC OMITTED]

[] Subtract 1.00% fees per annum

DB Commodity Apex ERAC

[GRAPHIC OMITTED]

Target Volatility

[] Adjust exposure monthly, by looking at 3 month realized volatility, to target a volatility of 14%. Exposure to DB Commodity Apex is capped at 200%

DB Commodity Apex 14 ERAC
(Current Exposure: 200.00%)

[GRAPHIC OMITTED]

Note:

1    Weights; as of 31 August 2011 50

[GRAPHIC OMITTED]

DB Commodity Apex 14 ERAC 0
Performance Analysis

Index Returns (1)

Jan-02

Historical Exposure(2)

Jan-04

DB Com m o

Performance Analysis(1)

Year on Year Performance Comparison (1)

                             DB Commodity
January 2002 -- August 2011                 SandP GSCI       DJUBS
                             Apex 14 ERAC
Annualized Returns           28.1%          4.3%           6.5%
Volatility                   13.1%          26.1%          18.8%
Sharpe Ratio                 2.14           0.17           0.35
Maximum Drawdown             -16.2%         -71.6%         -57.1%
 Start Date                  Jun-07         Jul-08         Jul-08
 End Date                    Sep-07         Feb-09         Mar-09
Max Monthly Consecutive Loss -10.2%         -67.8%         -54.5%
  Start Date                 Jun-07         Jul-08         Jul-08
  End Date                   Aug-07         Feb-09         Feb-09
Max / Min Returns
  Rolling 12 Months          93.9% / -7.3%  74.8% / -64.8% 39.9% / -52.7%
  Rolling 3 Months           32.3% / -15.7% 34.4% / -53.4% 24.7% / -39.7%
Average Monthly Returns      2.2%           0.6%           0.7%
% Months with Gains          75.9%          61.2%          59.5%
Correlation
  SandP GSCI                   0.20           1.00           0.92
  DJUBS                      0.32           0.92           1.00

                              Annual Returns for Excess Return Indices
                  ---------------------------------------------------- -------
                  DB Commodity Apex 14
Calendar Year                   ERAC   SandP GSCI                         DJUBS
2002                            3.14%   29.92%                         23.86%
2003                           29.95%   19.48%                         22.66%
2004                           60.19%   15.65%                          7.64%
2005                           34.00%   21.61%                         17.54%
2006                           69.09%   -19.07%                         -2.71%
2007                           15.46%   26.81%                         11.08%
2008                           45.47%   -47.29%                        -36.61%
2009                           21.44%   13.30%                         18.72%
2010                            8.31%    8.88%                         16.67%
2011 YTD                        2.16%    3.21%                          1.26%
Annualized Return              28.11%    4.31%                          6.55%
----------------- -------------------- ------------------------------- -------

Notes:

[GRAPHIC OMITTED]

1    Source: Bloomberg. DB Commodity Apex 14 ERAC index has been retrospectively calculated and Index went live only in June 2011. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future. The performance of any investment product based on the DB
     Commodity Apex 14 ERAC Index would have been lower than the Index as a result of fees and / or costs. Statistics shown are for excess return indices. Data is as of 31 August 2011

2    Data is as of 31 August 2011. These represent the exposure of constituents to DB Commodity Apex 14 ERAC index

Appendix

Appendix 1

[GRAPHIC OMITTED]

Types of Returns in a Commodity Index

Total Return vs. Excess Return

Stock and Bond returns come from two sources:

[]   Underlying price movement

[]   Dividends (Stocks) or Coupons (Bonds)

Commodity returns come from three sources:

[]   Collateral Yield [] Interest earned on capital held as collateral [] Spot
     Return [] Change in front month futures contract

[]   Roll Return [] Process of buying a futures contract at a premium (negative roll) or discount (positive roll) to the spot price

Excess Return = Spot Return + Roll Return

Total Return = Excess Return + Collateral Yield

Collateral yield of 3-Month US Treasury Bills is added to the DB Commodity excess return

version indices to create the DB Commodity total return version

[GRAPHIC OMITTED]

[GRAPHIC OMITTED]

[]   The mean reversion methodology overweights []cheap[] commodities and underweights []expensive[] commodities based on their respective 5y moving average price vs. 1y moving average price

[GRAPHIC OMITTED]

DBLCI-MR
Outperformance
to DBLCI
         Outperformance
Year                 (%)                  [] Heavy investment in Corn and Wheat as  [] In 2008 the index increased its weight to
                                             agricultural commodities are the most      Aluminum and reduced its weight to
 [] In 2009 the index was overweight in
2006              36.15
    Aluminum and Oil and gained from rallies in
                                             historically undervalued. Captures the     Energy, which was then at historical highs.
2007               7.82                      2006 Ags rally. Underweighting in          In retrospect, while the under-weighting in
    both. However, it was underweight in Gold

    and missed out on the Gold rally
2008               4.17                      Energy also contributed to good            Energy was a good decision, the

                                             performance as energy prices declined      overweight in Aluminum was not, as
2009              12.12                      significantly in 2006                      Aluminum prices declined significantly

2010               1.30
                         Source: Bloomberg
2011 YTD           -2.24

                         Notes:

[GRAPHIC OMITTED]

1    Past performance is not a guarantee of future results

2    The Mean Reversion strategy may not always result in outperformance to benchmark commodity indices. As a long-only commodity index, if all underlying commodity prices fall, the DBLCI -- Mean Reversion will also likely result in a negative performance

3    Data is as of 31 August 2011. DBLCI and DBLCI-MR are calculated retrospectively prior to their Index Live Dates

MR+

[]   DBLCI-MR Plus TM Excess Return is a dynamic allocation strategy based on the performance of the DBLCI-MR TM Excess Return Index

[]   Mandatory rebalancing takes place on a monthly basis

[]   At each monthly rebalancing, the allocation in the DBLCI-MR TM Excess
     Return strategy is determined based on the performance of the DBLCI-MR TM
     Excess Return over the previous 12 months

[]   Twelve performance indicators are built, reflecting the performance of
     DBLCI-MR TM Excess Return over previous 12-months, 11-months, 10- months

[]   3-months, 2-months, 1-month

[]   The allocation or component weight to commodities is proportional to the number of times the DBCLI-MR TM Excess Return performance is greater than zero. The current allocation is 25.00% (see table)

[]   Rules based momentum strategy with no human intervention, only execution

[]   The allocation can be as low as 0% and as high as 100%

Retrospective lookback over 12 periods

DBLCI-MR (Lookback Returns as of 8(th) Aug 2011)

1 Month  -7.1%
-------- ------
2 Month  -13.4%
3 Month  -12.8%
-------- ------
4 Month  -18.6%
-------- ------
5 Month  -13.2%
-------- ------
6 Month  -6.8%
-------- ------
7 Month  -3.3%
-------- ------
8 Month  -0.9%
-------- ------
9 Month  -1.2%
-------- ------
10 Month  2.9%
-------- ------
11 Month 12.1%
-------- ------
12 Month  7.7%

Notes: Returns are calculated as of 6(th) business day of each month, from
August 2010 to August 2011.

[GRAPHIC OMITTED]

Optimized Yield
Contract P ri ce Selection to Create an []Optimal Yield[] P r ice
-----------------------------------------------------------------

[GRAPHIC OMITTED]

 s ures
Contract selection and roll return can have a significant eimpact in the overall return of the index

           r t tu

[]Fu Deutsche Bank's proprietary optimum yield ([]OY[])u technology rolls into the contract that maximizes positive roll yield (in a backwardated market)
     F or minimizes negative roll yield (in a contango market) from the list of tradable futures which expire in the next 13 months

[GRAPHIC OMITTED]

[]   Longer dated contracts typically have less negative carry when the curve slopes upward (contango)

[]   Shorter dated contracts typically offer greater positive carry when the curve slopes downward (backwardation)

[GRAPHIC OMITTED]

                         Optimized-20%Yield
 Annualized Excess       Energy Sector-30%                   Base Metals Sector
     returns from Jan
   2001 to Aug 2011.
Most Optimum Yield                    -40%
           indices have
         outperformed
        corresponding                                    WTI               Brent
            front-month
         rolling indices                    Crude Oil            Crude Oil

DB OY Indices

Agriculture Sector-5%       Precious Metals Sector
                                           4%
                 -10%
                      Wheat                0%

[GRAPHIC OMITTED]

Source: Bloomberg

Notes:

1    All indices have been retrospectively calculated and did not exist prior to
     31 May 2006. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

2    Data as of 31 August 2011

Target Volatility

Applying Volatility Targeting to Potentially Control Risk

                                                                                  Step II                                Step III
                              Step I                              Volatility Based Participation:                  Vol Target Index
                               Realized Volatility Monitoring   Participation = Target Volatility /
     Rebalancing                                                                                              Return = Participation
 x
                             Based on Last 90 Days Returns    Realized Volatility, subject to certain
    Once a Month                                                                                              Underlying Index
 Return
                                                                      maximum and minimum
                                                3 Month                                                         Underlying
    Volatility
                                    Realized Volatility                             Vol Target Allocation     Index Return
 Target Return
                        Month          (Annualized %)                                                     (%)            (%)
          (%)
                        12                        10.00                                              150.00           +5.00
       +7.50
                        13                        12.50                                              120.00           --1.00
       --1.20
                        14                          5.00                                             300.00           +3.00
       +9.00
Numerical Example:
Volatility Target = 15% 15                          7.50                                             200.00           --2.00
       --4.00
                        16                        15.00                                              100.00           --5.00
       --5.00
                        17                        20.00                                                75.00          +1.00
       +0.75
                        18                        30.00                                                50.00         --10.00
       --5.00

[GRAPHIC OMITTED]

Risk-Parity Technology

[]   On each rebalance date we calculate the total index risk, Rp , on that date according to the formula

                                                         4     4
                                                 R [] [] []W W           []  []   []
                                                    P                  i j   i   j ij
                                                        i []1 j []1

[]   Where the volatility and dollar-weighting of the i(t)(h) sector index is given by i i, respectively, and the correlation ([]) (and W) between the indices is given by ([])ij. To calculate ([])i and ([])ij we have used
     90-day historical levels based on log returns

[] The amount of risk  contributed,  RCi, to the  portfolio  by the i(th) sector index is then calculated according to

        W []    [] 4 W []       []
            i i           j j      ij
        -------             --- -----
RCi []           j []1
                -----------
                   RP

[]   We then solve the above set of non linear equations for each (W)i with the following constraints 1) (W)i [] 0 for each i 2) (RC)1 (= RC)2 (= RC)3 (=
     RC)4 3) (R)P = TV, where TV is some pre-defined target level of portfolio risk

[]   Constraints 1) and 2) above are necessary and sufficient for any risk-parity formulation, but using only these two constraints leaves one degree-of-freedom open. Constraint 3) above fixes this final degree-of-freedom by imposing an overall leverage on the index in an attempt to target a constant level of (user-specified) risk within the portfolio of sector exposures

[GRAPHIC OMITTED]

Comparative Performance Statistics

Annualized Returns for Various Indices

YTD Return []

1 Year Return

3 Year Return

5 Year Return

10 Year Return

Volatility []

(%) (%) (%) (%) (%) (%) Sharpe Ratio

Beta Allocation Indices
 DBLCI (TM)                                5.73% 27.66% -11.86%  0.81%  7.41% 23.58% 0.31
 SandP GSCI (TM)                             3.21% 26.93% -16.13% -6.51%  1.65% 25.81% 0.06
 DJ-UBSCI (SM)                             1.26% 25.70%  -4.68% -0.77%  4.87% 18.38% 0.26
Optimum Yield Based Indices
 DB Commodity Booster -- DJUBS ERAC        4.79% 29.23%  -2.88%  3.16% 11.01% 16.69% 0.66
 DB Commodity Booster DJUBS -- TV14 ERAC   4.86% 27.05%   2.35%  6.05% 14.43% 14.51% 0.99
 DB Commodity Booster -- Benchmark         5.10% 27.31%  -9.95% -0.14% 11.14% 22.35% 0.50
Mean Reversion Based Indices
 DBLCI-MR                                  3.49% 26.02%  -7.01% 11.45% 12.73% 20.87% 0.61
 DBLCI -- Mean Reversion Enhanced ERAC    -4.80% 10.69%  -4.38%  7.94% 11.28% 18.78% 0.60
 DBLCI MR Enhanced 15                     -1.67% 11.93%  -0.15%  9.61% 16.36% 15.39% 1.06
 DBLCI MR+                                 1.80% 18.76%  -0.68% 13.11% 11.56% 15.68% 0.74
Market Neutral Indices
 DB Commodity Harvest ERAC                 2.46%  1.10%   2.19%  2.90%  4.92%  3.44% 1.43
 DB Commodity Harvest -- 10 ERAC           7.88%  3.13%   6.16%  8.59% 15.56% 10.73% 1.45
DB Commodity Allocator Index              -3.95% -0.25%   1.75% 10.36% 13.06% 14.04% 0.93
DB Commodity Risk Parity 18 Index         13.55% 48.46% 12.28%  12.79% 22.86% 19.39% 1.18
DB Commodity Apex 14 ERAC Index            2.16% 13.65% 15.78%  20.38% 27.73% 12.91% 2.15
DBLCI Commodity Momentum Index             2.24% 21.12% 28.77%  19.66% 16.13% 16.41% 0.98
Other Asset Classes
 Equities (SandP 500)                       -1.77% 18.50%   0.54%  0.78%  2.70% 21.42% 0.13
 Fixed Income (US Govt. All Total Return)  4.09%  1.45%   5.22%  5.13%  4.85%  2.84% 1.70

[GRAPHIC OMITTED]

Source: Bloomberg. Data as of 31 August 2011

Notes: Statistics shown for []Other asset classes[] are computed using Total
     Return Indices. Sharpe Ratio for these indices is computed using a threshold return of zero All indices have been retrospectively calculated and did not exist prior to their respective Index Live Date. Accordingly, the results shown during the retrospective periods do not reflect actual returns. Past performance is not necessarily indicative of how the Index will perform in the future

1    Annualised return based on total return, excess return and ERAC

2    Annualised vol of the daily lognormal returns

Products
                                                           Structures with Vanilla
DB Commodity Indices                    Delta 1 Structures        Optionality
DB Commodity Booster -- DJUBS ERAC               []                    []
--------------------------------------- ------------------ -----------------------
DB Commodity Booster DJUBS -- TV14 ERAC          []                    []
--------------------------------------- ------------------ -----------------------
DB Commodity Booster -- Benchmark                []                    []
--------------------------------------- ------------------ -----------------------
DBLCI-MR                                         []
--------------------------------------- ------------------ -----------------------
DBLCI-MR+                                        []
--------------------------------------- ------------------ -----------------------
DBLCI -- Mean Reversion Enhanced ERAC            []                    []
--------------------------------------- ------------------ -----------------------
DB MR Enhanced 15                                []                    []
--------------------------------------- ------------------ -----------------------
DB Commodity Harvest ERAC                        []                    []
--------------------------------------- ------------------ -----------------------
DB Commodity Harvest -- 10 ERAC                  []                    []
--------------------------------------- ------------------ -----------------------
DBLCI Commodity Momentum Index                   []
--------------------------------------- ------------------ -----------------------
DB Commodity Allocator                           []                     *
--------------------------------------- ------------------ -----------------------
DB Commodity Risk Parity 18 Index                []
--------------------------------------- ------------------ -----------------------
DB Commodity Apex 14 ERAC Index                  []                    []
                                        ------------------ -----------------------

Notes: We can offer Structures with Vanilla Optionality on DB Commodity
Allocator 12 Index

[GRAPHIC OMITTED]

Market Data Sources
Bloomberg Tickers and Index Live Dates
                                               Bloomberg Ticker Index Live Date
SandP GSCI  Index
SPGCCIP (Index)  SandP GSCI
Light Energy

SPGSLEP (Index)
DJUBS DJUBS (Index)

DBLCI
DBLCMACL  (Index)     28 February 03 DBLCI-MR
DBLCMMCL (Index)      28 February 03 DBLCI
-- Mean Reversion Enhanced ERAC

DBLCMREN (Index)       26 October 09 DB MR
Enhanced 15
DBLCMTEU  (Index) 28  September  09
DBLCI-MR+  DBLCMPUE  (Index)  20  June  07
DB  Commodity  Booster  --  Benchmark
DBCMBSEU (Index) 15 December 07
DB Commodity Booster -- Benchmark
Light Energy DBCMBLEU (Index) 15 December 07
DB Commodity  Booster -- DJUBS ERAC
DBCMBDEN (Index) 12 October 10
DB Commodity Booster DJUBS -- TV14
ERAC  DBCMBTVN  (Index)  12  October  10
DB  Commodity  Harvest  ERAC
DBLCHNUE (Index) 14 October 08
DB Commodity Harvest -- 10
ERAC  DBCMHVEG  (Index) 14 October 08
DB  Commodity  Allocator
DBLCABER  (Index)  24 October  09
DB  Commodity  Risk
Parity 18 Index  DBCMRPTV  (Index)  August 2010
DBLCI  Commodity Momentum  Index
DBCMMOUE  (Index) 18 October 10
DB Commodity
Apex 14 ERAC Index
DBCMA14N  (Index) June 11 Equities  (SandP
500) Total  Return  SPTR  (Index)  Fixed  Income  Total Return
JHDCGBIG (Index)

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Optimized Yield
Available Indices
Commodity  Contract Expiry Date Bloomberg Ticker Index Live Date Energy
WTI Crude Oil 20-Jun-12

DBLCOCLE  Index 31 May 06
Brent Crude Oil
14-Feb-12
DBLCYECO  Index  31  May  06
Heating  Oil  31-May-12
DBLCOHOE  Index  31 May 06
RBOB Gasoline  30-Nov-11
DBLCYERB Index 31 May 06
Gasoil 12-Jun-12
DBLCYEGO Index 31 May 06
Natural Gas 28-Sep-11
DBLCYENG Index 31 May 06
Base Metals Aluminum 19-Sep-12
DBLCOALE Index 31 May 06
Copper 21-Mar-12
DBLCYECU  Index 31 May 06
Zinc 18-Jul-12
DBLCYEZN Index 31 May 06
Nickel  15-Aug-12
DBLCYENI  Index  31  May  06
Lead  21-Dec-11
DBLCYEPB   Index  31  May  06
Precious   Metals  Gold  27-Feb-12
DBLCOGCE Index 31 May 06
Silver  28-Dec-11
DBLCYESI Index 31 May 06
Agriculture Wheat 13-Jul-12
DBLCOWTE Index 31 May 06
Kansas Wheat 13-Jul-12
DBLCYEKW Index 31 May 06
Corn 14-Dec-11
DBLCOCNE Index 31 May 06
Soybean 14-Nov-11
DBLCYESS Index 31 May 06
Cotton  07-Dec-11
DBLCYECE  Index 31 May 06
Sugar 29-Jun-12
DBLCYESB Index 31 May 06
Coffee 20-Mar-12
DBLCYEKC Index 31 May 06
Cocoa 13-Sep-12
DBLCYECC Index 31 May 06

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Source: DBIQ
Notes:
1 Bloomberg Tickers shown are for Excess Return version of the indices 63

2 Data as of 31 August 2011

Risk Considerations

[]   The information contained in this presentation does not provide personal investment advice. You should consult with independent accounting, tax, legal and regulatory counsel regarding such matters as they may apply to your particular circumstances

Strategy Risk

[]   The DB Commodity Harvest Indices adopt a market neutral strategy by taking a long position in a specified booster index and a short position in a specified benchmark index. However, this market neutral strategy may not be successful, and each index may not be able to achieve its desired objective

[]   The Optimal Roll Yield strategy described herein aims to maximize the potential roll benefits in backwardated markets and minimize potential roll losses in contango markets by purchasing the relevant new futures contracts that would generate the maximum implied roll yield. However, indices employing the Optimal Roll Yield strategy may not be successful in achieving the desired objective

[]   The Target Volatility strategy described herein aims to achieve a specified realized volatility in the base index by adjusting the level of participation based on the historical realized volatility of the base index. However, indices employing the Target Volatility strategy may not be successful in achieving the desired objective

[]   The Mean Reversion strategy described herein aims to maximize returns by over-weighting relatively cheap commodities and under-weighting relatively expensive commodities. However, indices employing the Mean Reversion strategy may not be successful in achieving the desired objective

[]   The Momentum strategy described herein aims to go long a basket of commodities at certain times, short a basket of commodities at certain other times and provide no exposure the remaining times based on observing momentum across fourteen commodities. However, indices employing the
     Momentum strategy may not be successful in achieving the desired objective

[]   The Risk Parity strategy described herein aims to provide exposure to four commodity sector indices such that risk contribution of each to the resulting portfolio, determined based on past three months' realized volatilities and correlations, is equal. However, indices employing the
     Risk Parity strategy may not be successful in achieving the desired objective

[]   The Allocator strategy described herein aims to maximize returns by combining the Mean Reversion and Optimal Roll Yield strategies described herein. However, there is no guarantee that an index employing the
     Allocator strategy, or any of the Mean Reversion and Optimal Roll Yield
     strategies, will be successful in achieving the desired objective

[]   The Apex 14 ERAC Index described herein aims to maximize returns by combining the Mean Reversion, market neutral, Momentum and Target
     Volatility strategies described herein. However, there is no guarantee that an index employing any of these strategies will be successful in achieving the desired objective.

[]   Commodities are speculative and highly volatile and the risk of loss from investing in financial instruments linked to commodities or commodity indices can be substantial

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Risk Considerations (Cont'd)

Past Performance

[]   An index's performance is unpredictable, and past performance is not indicative of future performance. We give no representation or warranty as to the future performance of any index or investment

[]   Some of the indices described herein have very limited performance history

Backtesting

[]   Backtested, hypothetical or simulated performance results discussed herein have inherent limitations. Unlike actual historical performances, simulated results are achieved by means of the retroactive application of a backtested model itself designed with the benefit of hindsight. Taking into account historical events, the backtesting of performance also differs from actual account performance because an actual investment strategy may be adjusted any time, for any reason, including a response to material, economic or market factors. The backtested performance includes hypothetical results that do not reflect the deduction of advisory fees, brokerage or other commissions, and any other expenses that a client would have paid or actually paid. Past hypothetical backtest results are neither an indicator nor guarantee of future returns. Actual results will vary, perhaps materially, from the analysis contained herein

Free Writing Prospectus

[]   Deutsche Bank AG has filed a registration statement (including a prospectus) with the Securities and Exchange Commission, or SEC, for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that
     Deutsche Bank AG has filed with the SEC for more complete information about
     Deutsche Bank AG and any such offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www. sec. gov.
     Alternatively, Deutsche Bank AG, any agent or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-311-4409

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Disclaimer

SandP GSCI SM Disclaimer

Any securities Deutsche Bank AG may issue from time to time and this presentation are not sponsored, endorsed, sold or promoted by Standard and
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Poor's does not make any representation or warranty, express or implied, to the owners of any securities or any member of the public regarding the advisability of investing in any securities or the ability of SandP GSCI Index to track
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AG is the licensing of certain trademarks and trade names of SandP and of SandP
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without regard to Deutsche Bank AG or any securities. SandP has no obligation to
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AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS
OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY
OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES-UBS
COMMODITY INDEXSM OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE
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SUBSIDIARIES OR AFFILIATES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT,
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UBS AG.

"Dow Jones[R]", "DJ", "UBS[R]" "Dow Jones-UBS Commodity IndexSM" are service marks of Dow Jones and Company, Inc. and UBS AG, as the case may be, and have been licensed for use for certain purposes by Deutsche Bank. The DB Commodity
Harvest -- DJUBS and DB Commodity Booster -- DJUBS, which is based in part on the Dow Jones-UBS Commodity Index, is not sponsored or endorsed by Dow Jones and
Company, Inc. or UBS Securities LLC, but is published with their consent.

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